UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2007

JWH GLOBAL TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22887	36-4113382
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

222 S Riverside Plaza

Suite 900

Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 373-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         As of April 30, 2007, the Board of Directors of R.J. O’Brien Fund Management, Inc. (“RJOFM”), the managing owner of JWH Global Trust (the “Trust”), voted to remove Jeffrey R. Miceli from his position as Vice President and Chief Financial Officer of RJOFM in order to reassign Mr. Miceli to another position within the larger R.J. O’Brien & Associates family.

(c)          As of April 30, 2007, the Board of Directors of RJOFM appointed Helen D. McCarthy, age 44, as the new Vice President and Chief Financial Officer, as well as a Director, of RJOFM, where she will serve in such capacities until her removal or resignation.

Prior to joining RJOFM, Ms. McCarthy was Vice President of Finance/Controller at ACNielsen, a global marketing information company.  Before working at ACNielsen, Ms. McCarthy served as Vice President of Finance at the Sun-Times Media Group, a newspaper conglomerate with over 100 publications, where she was responsible for all financial management and controllership duties.  Ms. McCarthy also spent seven years with Ernst & Young auditing both public and private companies.

Ms. McCarthy does not have any employment arrangement with the Trust.  Ms. McCarthy does not have any familial relationships with any other person involved in the management of the Trust.  There are no arrangements between Ms. McCarthy and any other person pursuant to which she was selected an officer of RJOFM.  Ms. McCarthy is not and has not been involved in any transactions to which the Trust or RJOFM was a participant and in which Ms. McCarthy has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JWH Global Trust
(Registrant)

Date: May 1, 2007

	By:	/s/ Annette A. Cazenave
Annette A. Cazenave
Senior Vice President
R.J. O’Brien Fund Management, Inc.,
Managing Owner